Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 29, 2024 on our audits of the financial statements of Hong Yuan Holding Group (the “Company”) as of and for the years ended December 31, 2023 and 2022, respectively, which report was included in the Annual Report on Form 10-K of the Company filed April 1, 2024.

BF Borgers CPA PC

Lakewood, CO

April 8, 2024